EXHIBIT 2.2

                    AMENDMENT #3 TO REORGANIZATION AGREEMENT
                   BY AND BETWEEN HOMEGOLD FINANCIAL, INC. AND
             HOMESENSE FINANCIAL CORP. AND ITS AFFILIATED COMPANIES

         This AMENDMENT #3 to REORGANIZATION AGREEMENT ("Amendment #3") is entered into as of this 9th day of May, 2000 by and among HomeGold Financial, Inc., a South Carolina corporation ("HomeGold"), HomeGold, Inc., a South Carolina corporation ("HGI"), HomeSense Financial Corp., a South Carolina corporation ("HomeSense"), and each of the affiliated corporations of HomeSense set forth on SCHEDULE 3.5 attached to the Reorganization Agreement (as defined below) and attached to the Plan of Merger (as defined below) attached hereto (collectively, with HomeSense, the "HomeSense Group").

         WHEREAS, on February 29, 2000, HomeGold and the HomeSense Group entered into that certain Reorganization Agreement, which was amended by Amendment #1 to Reorganization Agreement dated March 10, 2000 and Amendment #2 to Reorganization Agreement dated May 1, 2000 (collectively, the "Reorganization Agreement"), providing for the acquisition of the HomeSense Group by HomeGold through the merger of each member of the HomeSense Group with and into HomeGold;

         WHEREAS, Section 2.1 of the Reorganization Agreement permits the parties thereto to restructure the merger subject to the conditions stated in such Section 2.1;

         WHEREAS the parties hereto believe that it is in their best interests to restructure the merger so that the members of the HomeSense Group are merged with and into HGI rather than HomeGold;

         NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties and agreements herein contained, HomeGold, HGI and each member of the HomeSense Group hereby agree as follows:

                             SECTION I. DEFINITIONS

         1.1 All capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Reorganization Agreement.

         1.2 The definition of "Articles of Merger" set forth in Section 1.2 of the Reorganization Agreement is hereby deleted in its entirety and replaced with the following:

                  "Articles of Merger" means articles of merger to be executed by HomeGold, Inc. in a form appropriate for filing with the Secretary of State of South Carolina, and including the Plan of Merger.

         1.3 The definition of "Effective Time" set forth in Section 1.13 of the Reorganization Agreement is hereby deleted in its entirety and replaced with the following:

                  "Effective Time" shall mean the time and date at which the Articles of Merger are filed with the South Carolina Secretary of State.

         1.4 The definition of "Merger" set forth in the Reorganization Agreement is deleted in its entirety and replaced with the following:

                  "Merger" means the merger of each member of the HomeSense Group with and into HomeGold, Inc. as set forth in the Plan of Merger.

         1.5 The definition of "Plan of Merger" set forth in the Reorganization Agreement is deleted in its entirety and replaced with the following:

                  "Plan of Merger" means the plan of merger set forth in EXHIBIT A hereto.


                         SECTION II. MERGER RESTRUCTURED

         2.1 Section 2.1 of the Reorganization Agreement is hereby deleted in its entirety and replaced with the following:

                  2.1 GENERAL PROVISIONS. Subject to the terms and conditions of this Agreement, at the Effective Time, each member of the HomeSense Group shall be merged with and into HomeGold, Inc. which shall be the Surviving Corporation, pursuant to the Plan of Merger. At the Effective Time, the separate corporate existence of each member of the HomeSense Group shall cease. The parties hereto, by mutual agreement, may at any time change the method of effecting the acquisition of the HomeSense Group (including without limitation the provisions of this Article II) if and to the extent they deem such change to be desirable; provided, however, that no such change shall (i) alter the type of consideration to be issued to the holders of stock of the members of the HomeSense Group as provided for in this Agreement, (ii) reduce the value of such consideration, (iii) adversely affect the intended tax-free treatment to such stockholders as a result of receiving such consideration or prevent the parties from obtaining the tax opinion of Wyche, Burgess, Freeman & Parham, P.A. referred to herein, (iv) materially impair the ability to receive any regulatory approvals for the transactions contemplated in this Agreement required by applicable laws, or (v) materially delay the Closing Date.

         2.2 Immediately prior to the effectiveness of the Merger, HomeGold shall transfer the merger consideration set forth in Section 2.3 of the Reorganization Agreement (the "Merger Consideration") to HGI as a contribution to capital. In the Merger, the HomeSense shareholders will receive the Merger Consideration from HGI in exchange for all outstanding shares of HomeSense Stock as provided in the Plan of Merger.

         2.3 APPENDIX A attached hereto is hereby added to the Reorganization Agreement as Appendix A thereto.

         2.4 Appendix H to the Reorganization Agreement is hereby deleted in its entirety and replaced with the new APPENDIX H attached hereto.

         2.5 Appendix I to the Reorganization Agreement is hereby deleted in its entirety and replaced with the new APPENDIX I attached hereto.

                           SECTION III. MISCELLANEOUS

         3.1 NO FURTHER AMENDMENTS. Except as expressly set forth herein, the Reorganization Agreement remains unamended and in full force and effect.

         IN WITNESS WHEREOF, this Amendment #3 to Reorganization Agreement has been duly entered into as of the date first written above.


Witnesses                             HOMEGOLD FINANCIAL, INC.


_________________________             By: ______________________________________
                                          John M. Sterling, Jr. , Chairman & CEO
_________________________



Witnesses                             HOMESENSE FINANCIAL CORP.
                                      & EACH MEMBER OF THE
                                      HOMESENSE GROUP PARTIES TO THE
                                      REORGANIZATION AGREEMENT


_________________________             By: ___________________________________
                                          Ronald J. Sheppard, President
_________________________

                                                                      APPENDIX A

                                 PLAN OF MERGER

         This PLAN OF MERGER (the "Plan of Merger") is entered into by and among HomeGold, Inc., a South Carolina corporation ("HGI"), HomeSense Financial Corp., a South Carolina corporation, and each of the affiliated corporations of HomeSense set forth on the attached SCHEDULE 3.5 to the Reorganization Agreement (as defined below) (collectively, where the context permits, "HomeSense").

         WHEREAS, on February 29, 2000, HomeGold Financial, Inc., a South Carolina corporation ("HFI") and HomeSense entered into that certain Reorganization Agreement, which was amended by Amendment #1 to Reorganization Agreement dated March 10, 2000, Amendment #2 to Reorganization Agreement dated May 1, 2000 and Amendment #3 to Reorganization Agreement adding HGI as a party and dated May ___, 2000 (collectively, the "Reorganization Agreement") providing for the acquisition of HomeSense and its affiliated corporations by HGI through the merger of HomeSense and each of its affiliated corporations with and into HGI (the "Merger");

         NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties and agreements herein contained, HGI and HomeSense hereby agree as follows:


                             SECTION I. DEFINITIONS

         1.1 ARTICLES OF MERGER. The Articles of Merger to be executed by HGI in a form appropriate for filing with the Secretary of State of South Carolina, and including this Plan of Merger.

         1.2  HFI COMMON STOCK.  The Common Stock of HFI.

         1.3 HFI PREFERRED STOCK. The Series A Non-convertible Preferred Stock of HFI.

         1.4 HOMESENSE STOCK. The capital stock of all of the members of the HomeSense Group.

         1.5 THE HOMESENSE GROUP. The HomeSense Group includes HomeSense Financial Corp., a South Carolina corporation with headquarters in Columbia, South Carolina, and each of the affiliated corporations set forth on SCHEDULE
3.5 to the Reorganization Agreement, a copy of which is attached hereto.

         1.6 EFFECTIVE TIME. The date and time which the Merger becomes effective, which shall be the time and date at which the Articles of Merger are filed with the South Carolina Secretary of State.

         1.7 SURVIVING CORPORATION. The surviving corporation after consummation of the Merger, which shall be HGI.

                           SECTION II. PLAN OF MERGER

         2.1 GENERAL PROVISIONS; SURVIVING CORPORATION. Subject to the terms and conditions of the Reorganization Agreement, at the Effective Time, each member of the HomeSense Group shall be merged with and into HGI, which shall be the Surviving Corporation. At the Effective Time, the separate corporate existence of each member of the HomeSense Group shall cease.

         2.2 CONSIDERATION FOR THE MERGER. In the Merger, the HomeSense shareholders will receive, in exchange for all outstanding shares of HomeSense Stock, the following:

                  (a) Six Million Seven Hundred Eighty Thousand Nine Hundred Forty Four (6,780,944) Shares of HFI Common Stock; and

                  (b)   Ten Million (10,000,000) shares of HFI Preferred Stock.

         2.3 TAX TREATMENT. HGI and HomeSense intend that the Merger shall qualify as a tax-free reorganization under Section 368(a) of the U.S. Internal Revenue Code of 1986, as amended.

         2.4 ARTICLES OF INCORPORATION. The Articles of Incorporation of HGI, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation after the Effective Time, until thereafter changed or amended as provided therein or by applicable law.

         2.5 BYLAWS. The Bylaws of HGI as in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation, until thereafter changed or amended as provided therein or by applicable law.

         2.6 BOARD OF DIRECTORS. The Board of Directors of HGI as constituted immediately prior to the Effective Time shall be the Board of Directors of the Surviving Corporation, until thereafter changed as permitted by its Articles of Incorporation, Bylaws and applicable law.


                 SECTION III. ALLOCATION OF MERGER CONSIDERATION

         3.1 SPECIAL DEFINITIONS. The following terms shall have the indicated definitions.

         "Wholly-owned Companies" shall mean each of HomeSense and its affiliated companies that are parties hereto, except EMMCO and Doc-Write, Inc.

         "EMMCO" shall mean EMMCO The Mortgage Service Station, Inc.

         "Closing Price" shall mean the last sale price of the HFI Common Stock as reported on Nasdaq prior to the date of the Effective Time.

         3.2 ALLOCATION OF MERGER CONSIDERATION. The Merger Consideration set forth in Section 2.3 of the Agreement shall be allocated among the shareholders of HomeSense and each of the affiliated corporations as set forth below.

COMPANY                    CONSIDERATION
-------                    -------------

EMMCO All outstanding shares of EMMCO common stock shall, in the aggregate, be converted into the right to receive a number of shares of HFI Common Stock equal to $1,722,222 divided by the Closing Price.

Doc-Write, Inc.            Each shareholder of Doc-Write, Inc. shall receive one
                           share of HFI Common Stock.

Wholly-owned Companies     Shareholders of the Wholly-owned Companies shall
                           receive all 10,000,000 shares of HFI Preferred Stock.
                           Such shares shall be allocated among the Wholly-owned
                           Companies in as nearly equal amounts as possible.

                           Shareholders of the Wholly-owned Companies shall receive an aggregate amount of shares of HFI Common Stock equal to 6,780,944 minus the number of shares of HFI Common Stock issuable to EMMCO and Doc-Write, Inc. as referenced immediately above. Such shares shall be allocated among the Wholly-owned Companies in as nearly equal amounts as possible.

                                  SCHEDULE 3.5
                         TO THE REORGANIZATION AGREEMENT
                      HOMESENSE SUBSIDIARIES AND AFFILIATES

HomeSense Financial Corp.
EMMCO The Mortgage Service Station Inc.
Doc-Write, Inc.
Columbia Media Corp.
EMC Holding Corp.
EMC Training Corp.
EMC Underwriting Corp.
EMMCO The Mortgage Service Station of Alabama Inc.
EMMCO The Mortgage Service Station of Texas Inc.
Equitable Mortgage Corp. of Charleston
Equitable Mortgage Corp. of Charlotte
Equitable Mortgage Loan Center Corp.
Equitable Mortgage Management Corp.
HomeSense Financial Corp. of Alabama
HomeSense Financial Corp. of Baton Rouge
HomeSense Financial Corp. of Jackson
HomeSense Financial Corp. of Little Rock
HomeSense Financial Corp. of Memphis
HomeSense Financial Corp. of Orlando
HomeSense Financial Corp. of Savannah
Mortgage Avenue, Corp.

                                                                      APPENDIX H

                          NON-RECOURSE PROMISSORY NOTE

$5,700,000.00                                                        May 9, 2000

         For value received, Ronald J. Sheppard ("Promisor") promises to pay to the order of HomeGold, Inc., a South Carolina corporation (the "Company") the aggregate principal sum of Five Million Seven Hundred Thousand Dollars ($5,700,000).

         Interest shall accrue on a daily basis on the outstanding principal amount of this Note at a rate equal to 7.5% per annum, compounded quarterly, computed on the basis of a 360 day year and the actual number of days elapsed, and shall be payable quarterly in arrears on the 15th day of each calendar quarter after the date hereof until the entire principal amount hereof shall have been paid in full.

         All outstanding amounts of principal of, and accrued and unpaid interest under, this Note shall be due and payable on the first (1st) anniversary of the date hereof (the "Maturity Date").

         Payments of principal of, and accrued and unpaid interest under, this Note shall be due and payable upon Promisor's receipt of proceeds from the transfer or redemption of any Pledged Shares (as defined in the Pledge Agreement between Promisor and the Company of even date herewith) in the full amount of such proceeds (net of costs of sale and any taxes attributable thereto) or such lesser amount as is necessary to pay the full amount of outstanding principal of and accrued interest under this Note and for Promisor to otherwise fully and finally discharge its obligations under this Note. Promisor may, at his option, pay all or any portion of the principal of, and accrued and unpaid interest under, this Note at any time prior to the maturity hereof without penalty or premium. Any payment hereunder shall be applied first to pay accrued and unpaid interest under this Note and second to reduce the outstanding principal amount of this Note.

         The amounts due under this Note are secured by a pledge of the Pledged Shares. All cash dividends declared and paid with respect to the Pledged Shares, or the portion of such dividends equal to the accrued and unpaid interest due under this Note if such portion is less than the entire amount of the dividends, shall be paid to the holder of this Note. Any and all redemption proceeds from the redemption of any Pledged Shares, shall be payable directly to the Company and shall be applied first to pay accrued but unpaid interest under this Note and second to reduce the outstanding principal amount of this Note. The Company is also authorized to offset amounts payable under this Note against bonuses payable to Ronald J. Sheppard pursuant to Section 5.3 of his Employment Agreement with HomeGold Financial, Inc. of even date herewith.

         This is a non-recourse note. In no event shall the Promisor have any personal liability whatsoever in respect of this Note. Notwithstanding anything contained herein to the contrary, the Company or any subsequent holder of this Note shall look solely to its rights and remedies under the Pledge Agreement with respect to any and all amounts owed under this Note.

         Promisor, or his successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and nonpayment of this Note, and expressly agrees that this Note, or any payment hereunder, may be extended from time to time and that the holder hereof may accept security for this Note or release security for this Note, all without in any way affecting the liability of Promisor hereunder.

         Any failure by the Company to exercise any right hereunder shall not be construed as a waiver of its right to exercise the same or any other right hereunder at any other time.

         This Note and all rights hereunder shall be governed by the internal laws, and not the laws of conflicts, of the State of South Carolina.

         IN WITNESS WHEREOF, this Promissory Note has been executed as of the date first written above.


                                                     --------------------------
                                                     Ronald J. Sheppard

                                                                      APPENDIX I

                             STOCK PLEDGE AGREEMENT

         THIS PLEDGE AGREEMENT is made as of May 9, 2000, between Ronald J. Sheppard ("Pledgor"), HomeGold Financial, Inc., a South Carolina corporation ("HomeGold," or the "Company") and HomeGold, Inc., a South Carolina corporation ("HGI").

         This Pledge Agreement is entered into in connection with the closing of the transactions contemplated in the Reorganization Agreement dated February 29, 2000, as amended (the "Reorganization Agreement"), by and between HomeGold, HGI, HomeSense Financial Corp., a South Carolina corporation ("HomeSense"), and HomeSense's affiliated companies, pursuant to which Pledgor obtained (i) Six Million Seven Hundred Eighty Thousand Nine Hundred Forty Four (6,780,944) Shares of HomeGold's Common Stock (the "Common Stock") and (ii) Ten Million (10,000,000) shares of HomeGold's Series A Non-Convertible Preferred Stock, $1.00 par value per share (the "Preferred Stock"). Pledgor has delivered to HGI a promissory note of even date herewith in principal amount of Five Million Seven Hundred Thousand Dollars ($5,700,000) (the "Note"), which is to be secured by the pledge of (i) Four Million Five Hundred Sixty Thousand (4,560,000) shares of the Common Stock (the "Pledged Common Shares") and (ii) Five Million Seven Hundred Thousand (5,700,000) shares of the Preferred Stock (the "Pledged Preferred Shares," and collectively with the Pledged Common Shares, the "Pledged Shares"). This Pledge Agreement provides the terms and conditions upon which the Note and that certain Mutual Indemnity Agreement of even date herewith (the "Indemnity") by and between Pledgor and HomeGold are secured by a pledge to HomeGold and HGI of the Pledged Shares.

         NOW, THEREFORE, in consideration of the premises contained herein and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, Pledgor, HomeGold and HGI hereby agree as follows:

         1. Pledge. Pledgor hereby pledges to HomeGold and HGI, and grants to HomeGold and HGI a security interest in, the Pledged Shares as security for the prompt and complete payment when due of the unpaid principal of and interest on the Note and full payment and performance of the obligations and liabilities of Pledgor under the Indemnity and hereunder.

         2. Delivery of Pledged Shares. Upon the execution of this Pledge Agreement, Pledgor shall deliver to HomeGold and HGI the certificate(s) representing the Pledged Shares, together with duly executed forms of assignment sufficient to transfer title thereto to HomeGold and HGI.

         3. Voting Rights. Notwithstanding anything to the contrary contained herein, during the term of this Pledge Agreement, Pledgor shall be entitled to all voting rights with respect to the Pledged Shares.

         4. Cash Dividends. During the term of this Pledge Agreement, all cash dividends declared and paid in respect of the Pledged Common Shares shall be paid to Pledgor. During the term of this Pledge Agreement, all cash dividends declared and paid in respect of the Pledged Preferred Shares, or the portion of such cash dividends equal to the accrued and unpaid interest under the Note if such portion is less than the entire amount of such dividends, shall be paid to HGI and applied by HGI to the payment of accrued and unpaid interest under the Note, and the remaining cash dividends, if any, shall be paid to Pledgor. Upon the occurrence of and during the continuance of any Default, all cash dividends with respect to the Pledged Preferred Shares shall be paid to HGI and applied by HGI first to the payment of accrued and unpaid interest under the Note, and second to the payment of the outstanding principal amount of the Note.

         5. Stock Dividends; Distributions, etc. If, while this Pledge Agreement is in effect, Pledgor becomes entitled to receive or receives any securities or other property as an addition to, in substitution of, or in exchange for any of the Pledged Shares (whether as a distribution in connection with any recapitalization, reorganization or reclassification, a stock dividend or otherwise), Pledgor shall accept such securities or other property on behalf of and for the benefit of HomeGold and HGI as additional security for Pledgor's obligations under the Note and shall promptly deliver such additional security to HomeGold and HGI together with duly executed forms of assignment, and such additional security shall be deemed to be part of the Pledged Shares hereunder.

         6. Default. Subject to the terms otherwise set forth herein, if Pledgor defaults in the payment of the principal or interest under the Note when it becomes due (whether upon demand, acceleration or otherwise) or any other event of default under the Note, the Indemnity, or this Pledge Agreement occurs (including without limitation the bankruptcy or insolvency of Pledgor) (each a "Default"), then, at the option or HomeGold and HGI acting jointly but not severally:

                  (a) HomeGold may redeem Pledged Preferred Shares at $1.00 per share in an amount equal to the remaining unpaid principal of and accrued and unpaid interest on the Note plus any other amounts owed to HomeGold or HGI in connection with obligations of Pledgor secured by the Pledged Shares (and exercise the remedy set forth in paragraph (b) below to the extent the total value of the Preferred Pledged Shares is insufficient to satisfy Pledgor's obligations to HomeGold and HGI secured by the Pledged Shares); or

                  (b) HomeGold and HGI, acting jointly but not severally, may exercise, subject to the terms otherwise set forth herein, any and all the rights, powers and remedies of any owner of the Pledged Preferred Shares (including the right to receive dividends and distributions with respect to such Pledged Preferred Shares except as otherwise proved herein) and shall have and may exercise without demand any and all the rights and remedies granted to a secured party upon default under the Uniform Commercial Code of the State of South Carolina or otherwise available to HomeGold or HGI under applicable law. Without limiting the foregoing, HomeGold and HGI are authorized to sell, assign and deliver at its discretion, from time to time, all or any part of the Pledged Preferred Shares at any private sale or public auction, on not less than ten days written notice to Pledgor. Pledgor shall have no right to redeem the Pledged Preferred Shares after any such sale or assignment. Notwithstanding anything contained herein to the contrary, such sale or assignment shall be at such price or prices and upon such terms as HomeGold and HGI may deem advisable subject to the following conditions:

                           (i) HomeGold and HGI shall not sell or assign any
                  Pledged Preferred Shares for consideration of less than $1.00 per share; and

                           (ii) HomeGold and HGI shall not sell or assign any
                  Common Pledged Shares until all Preferred Pledged Shares have been disposed of in accordance with the terms set forth herein.

         In case of any such sale, the proceeds of such sale shall be applied to the principal of and accrued interest on the Note and other obligations of Pledgor to HomeGold and HGI secured by the Pledged Shares; provided that after payment in full of the indebtedness evidenced by the Note and the other obligations of Pledgor to HomeGold and HGI secured by the Pledged Shares, the balance of the proceeds of sale then remaining shall be paid to Pledgor and Pledgor shall be entitled to the return of any of the Pledged Shares remaining in the hands of HomeGold and HGI.


Notwithstanding any other provision of this Pledge Agreement to the contrary, Pledgor shall not be personally liable for any amount of the outstanding principal and accrued interest on the Note or for any deficiency if the remaining proceeds are insufficient to pay the indebtedness under the Note in full.

         7. Payment of Indebtedness and Release of Pledged Shares. Upon payment in full of the indebtedness evidenced by the Note and termination of the Indemnity, HomeGold and HGI shall surrender the Pledged Shares and any additional security to Pledgor together with all forms of assignment.

         8. No Other Liens; No Sales or Transfers. Since the date of issuance, Pledgor has not sold, transferred or assigned, nor granted any liens or encumbrances on, the Pledged Shares other than the lien granted herein. Pledgor hereby covenants that, until such time as all of the outstanding principal of and interest on the Note has been repaid, Pledgor shall not (i) create, incur, assume or suffer to exist any pledge, security interest, encumbrance, lien or charge of any kind against the Pledged Shares or Pledgor's rights as a holder thereof, other than pursuant to this Agreement, or (ii) sell or otherwise transfer any Pledged Shares or any interest therein.

         9. Further Assurances. Pledgor agrees that at any time and from time to time upon the written request of HomeGold and HGI, Pledgor shall execute and deliver such further documents (including UCC financing statements) and do such further acts and things as HomeGold and HGI may reasonably request in order to effect the purposes of this Pledge Agreement.

         10. Severability. Any provision of this Pledge Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         11. No Waiver; Cumulative Remedies. Neither HomeGold nor HGI shall by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies hereunder, and no waiver shall be valid unless in writing, signed by HomeGold and HGI, and then only to the extent therein set forth. A waiver by HomeGold and HGI of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which HomeGold or HGI would otherwise have on any future occasion. No failure to exercise nor any delay in exercising on the part of HomeGold or HGI, any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided are cumulative and may be exercised singly or concurrently, and are the exclusive rights and remedies of HomeGold and HGI hereunder.

         12. Waivers, Amendments; Applicable Law. None of the terms or provisions of this Pledge Agreement may be waived, altered, modified or amended except by an instrument in writing, duly executed by the parties hereto. This Agreement and all obligations of the Pledgor hereunder shall together with the rights and remedies of HomeGold and HGI hereunder, inure to the benefit of HomeGold and HGI and their successors and assigns. This Pledge Agreement shall be governed by, and be construed to interpreted in accordance with, the laws of the State of South Carolina.

         13. No Construction Against Either Party. In the event that there is any dispute regarding the interpretation or construction of the provisions of this Pledge Agreement, there shall be no presumption that any provision of this Pledge Agreement is to be construed against either party hereto.

                  IN WITNESS WHEREOF, this Pledge Agreement has been executed as of the date first written above.


                                    -------------------------------------
                                    Ronald J. Sheppard



                                    HOMEGOLD FINANCIAL, INC.

                                    By:    _______________________________
                                    Name:  _______________________________
                                    Title: _______________________________



                                    HOMEGOLD, INC.

                                    By:    _______________________________
                                    Name:  _______________________________
                                    Title: _______________________________

                   STATE OF SOUTH CAROLINA SECRETARY OF STATE
                      ARTICLES OF MERGER OR SHARE EXCHANGE

         Pursuant to Section 33-11-105 of the 1976 South Carolina Code, as amended, the undersigned as the surviving corporation in a merger or the acquiring corporation in a share exchange, as the case may be, hereby submits the following information:

1.       The name of the surviving corporation is HomeGold, Inc.

         The names of the disappearing corporations are:

                  HomeSense Financial Corp.
                  EMMCO The Mortgage Service Station Inc.
                  Doc-Write, Inc.
                  Columbia Media Corp.
                  EMC Holding Corp.
                  EMC Training Corp.
                  EMC Underwriting Corp.
                  EMMCO The Mortgage Service Station of Alabama Inc. EMMCO The Mortgage Service Station of Texas Inc. Equitable Mortgage Corp. of Charleston
                  Equitable Mortgage Corp. of Charlotte
                  Equitable Mortgage Loan Center Corp.
                  Equitable Mortgage Management Corp.
                  HomeSense Financial Corp. of Alabama
                  HomeSense Financial Corp. of Baton Rouge
                  HomeSense Financial Corp. of Jackson
                  HomeSense Financial Corp. of Little Rock
                  HomeSense Financial Corp. of Memphis
                  HomeSense Financial Corp. of Orlando
                  HomeSense Financial Corp. of Savannah
                  Mortgage Avenue, Corp.

2.       Attached hereto and made a part hereof is a copy of the Plan of Merger.

3. Complete the following information to the extent it is relevant with respect to each corporation which is a party to the transaction:

     (a)  Name of the surviving corporation: HomeGold, Inc.

         Complete either (1) or (2), whichever is applicable:
                  (1) [ ] Shareholder approval of the merger or stock exchange was not required (See Sections 33-11-103(h), 33-11-104(a), and 33-11-108(a)).
                  (2) [x] The Plan of Merger or Share Exchange was duly approved by shareholders of the corporation as follows:

                           Number of        Number of         Number of Votes       Number of Undisputed*
         Voting            Outstanding      Votes Entitled    Represented at        Shares Voted
         Group             Shares           to be Cast        the Meeting           For       Against     Abstain
         ------            --------         --------------    ---------------       -----------------------------
         Common Stock      1000             1000              1000                  1000         0           0

   (b)  Name of the disappearing corporation: HomeSense Financial Corp.

          Complete either (1) or (2), whichever is applicable:
                  (1) [ ] Shareholder approval of the merger or stock exchange was not required (See Sections 33-11-103(h), 33-11-104(a), and 33-11-108(a)).
                  (2) [x] The Plan of Merger or Share Exchange was duly approved by shareholders of the corporation as follows:

                           Number of        Number of         Number of Votes           Number of Undisputed*
         Voting            Outstanding      Votes Entitled    Represented at            Shares Voted
         Group             Shares           to be Cast        the Meeting               For       Against    Abstain
         ------            --------         --------------    ---------------           ----------------------------
         Common Stock       1000                1000              1000                  1000         0          0

     (c) Name of the disappearing corporation: EMMCO The Mortgage Service Station Inc.

          Complete either (1) or (2), whichever is applicable:
                  (1) [ ] Shareholder approval of the merger or stock exchange was not required (See Sections 33-11-103(h), 33-11-104(a), and 33-11-108(a)).
                  (2) [x] The Plan of Merger or Share Exchange was duly approved by shareholders of the corporation as follows:

                           Number of        Number of         Number of Votes           Number of Undisputed*
         Voting            Outstanding      Votes Entitled    Represented at            Shares Voted
         Group             Shares           to be Cast        the Meeting               For        Against      Abstain
         ------            --------         --------------    ---------------           -------------------------------
         Common Stock      10,000              10,000             10,000                10,000        0            0

      (d)  Name of the disappearing corporation: Doc-Write, Inc.

          Complete either (1) or (2), whichever is applicable:
                  (1) [ ] Shareholder approval of the merger or stock exchange was not required (See Sections 33-11-103(h), 33-11-104(a), and 33-11-108(a)).
                  (2) [x] The Plan of Merger or Share Exchange was duly approved by shareholders of the corporation as follows:

                           Number of        Number of         Number of Votes           Number of Undisputed*
         Voting            Outstanding      Votes Entitled    Represented at            Shares Voted
         Group             Shares           to be Cast        the Meeting               For        Against      Abstain
         ------            --------         --------------    ---------------           -------------------------------
         Common Stock       1000               1000              1000                   1000          0            0

(e)      Name of the disappearing corporation: Columbia Media Corp.

          Complete either (1) or (2), whichever is applicable:
                  (1) [ ] Shareholder approval of the merger or stock exchange was not required (See Sections 33-11-103(h), 33-11-104(a), and 33-11-108(a)).
                  (2) [x] The Plan of Merger or Share Exchange was duly approved by shareholders of the corporation as follows:

                           Number of        Number of         Number of Votes           Number of Undisputed*
         Voting            Outstanding      Votes Entitled    Represented at            Shares Voted
         Group             Shares           to be Cast        the Meeting               For        Against     Abstain
         ------            --------         --------------    ---------------           ------------------------------
         Common Stock        1000               1000               1000                 1000          0           0

(f)      Name of the disappearing corporation: EMC Holding Corp.

          Complete either (1) or (2), whichever is applicable:
                  (1) [ ] Shareholder approval of the merger or stock exchange was not required (See Sections 33-11-103(h), 33-11-104(a), and 33-11-108(a)).
                  (2) [x] The Plan of Merger or Share Exchange was duly approved by shareholders of the corporation as follows:

                           Number of        Number of         Number of Votes           Number of Undisputed*
         Voting            Outstanding      Votes Entitled    Represented at            Shares Voted
         Group             Shares           to be Cast        the Meeting               For        Against      Abstain
         ------            --------         --------------    ---------------           -------------------------------
         Common Stock        1000               1000              1000                  1000        0              0

(g)      Name of the disappearing corporation: EMC Training Corp.

          Complete either (1) or (2), whichever is applicable:
                  (1) [  ]      Shareholder approval of the merger or stock
                                exchange was not required (See Sections
                                33-11-103(h), 33-11-104(a), and 33-11-108(a)).
                  (2) [x]       The Plan of Merger or Share Exchange was duly
                                approved by shareholders of the corporation as follows:

                           Number of        Number of         Number of Votes           Number of Undisputed*
         Voting            Outstanding      Votes Entitled    Represented at            Shares Voted
         Group             Shares           to be Cast        the Meeting               For        Against    Abstain
         ------            --------         --------------    ---------------           -----------------------------
         Common Stock       1000                1000              1000                  1000        0              0

(h)      Name of the disappearing corporation: EMC Underwriting Corp.

          Complete either (1) or (2), whichever is applicable:
                  (1) [ ] Shareholder approval of the merger or stock exchange was not required (See Sections 33-11-103(h), 33-11-104(a), and 33-11-108(a)).
                  (2) [x] The Plan of Merger or Share Exchange was duly approved by shareholders of the corporation as follows:

                           Number of        Number of         Number of Votes           Number of Undisputed*
         Voting            Outstanding      Votes Entitled    Represented at            Shares Voted
         Group             Shares           to be Cast        the Meeting               For        Against    Abstain
         ------            --------         --------------    ---------------           -----------------------------
         Common Stock        1000               1000              1000                  1000         0           0

(i) Name of the disappearing corporation: EMMCO The Mortgage Service Station of Alabama Inc.

          Complete either (1) or (2), whichever is applicable:
                  (1) [ ] Shareholder approval of the merger or stock exchange was not required (See Sections 33-11-103(h), 33-11-104(a), and 33-11-108(a)).
                  (2) [x] The Plan of Merger or Share Exchange was duly approved by shareholders of the corporation as follows:

                           Number of        Number of         Number of Votes           Number of Undisputed*
         Voting            Outstanding      Votes Entitled    Represented at            Shares Voted
         Group             Shares           to be Cast        the Meeting               For        Against    Abstain
         ------            --------         --------------    ---------------           -----------------------------
         Common Stock          1                  1                 1                    1            0          0

(j) Name of the disappearing corporation: EMMCO The Mortgage Service Station of Texas Inc.

          Complete either (1) or (2), whichever is applicable:
                  (1) [ ] Shareholder approval of the merger or stock exchange was not required (See Sections 33-11-103(h), 33-11-104(a), and 33-11-108(a)).
                  (2) [x] The Plan of Merger or Share Exchange was duly approved by shareholders of the corporation as follows:

                           Number of        Number of         Number of Votes           Number of Undisputed*
         Voting            Outstanding      Votes Entitled    Represented at            Shares Voted
         Group             Shares           to be Cast        the Meeting               For        Against    Abstain
         ------            --------         --------------    ---------------           -----------------------------
         Common Stock          1                  1                  1                   1            0          0

(k) Name of the disappearing corporation: Equitable Mortgage Corp. of Charleston.

          Complete either (1) or (2), whichever is applicable:
                  (1) [ ] Shareholder approval of the merger or stock exchange was not required (See Sections 33-11-103(h), 33-11-104(a), and 33-11-108(a)).
                  (2) [x] The Plan of Merger or Share Exchange was duly approved by shareholders of the corporation as follows:

                           Number of        Number of         Number of Votes           Number of Undisputed*
         Voting            Outstanding      Votes Entitled    Represented at            Shares Voted
         Group             Shares           to be Cast        the Meeting               For        Against    Abstain
         ------            --------         --------------    ---------------           -----------------------------
         Common Stock        1000               1000              1000                  1000          0          0

(l) Name of the disappearing corporation: Equitable Mortgage Corp. of Charlotte.

          Complete either (1) or (2), whichever is applicable:
                  (1) [ ] Shareholder approval of the merger or stock exchange was not required (See Sections 33-11-103(h), 33-11-104(a), and 33-11-108(a)).
                  (2) [x] The Plan of Merger or Share Exchange was duly approved by shareholders of the corporation as follows:

                           Number of        Number of         Number of Votes           Number of Undisputed*
         Voting            Outstanding      Votes Entitled    Represented at            Shares Voted
         Group             Shares           to be Cast        the Meeting               For        Against    Abstain
         ------            --------         --------------    ---------------           -----------------------------
         Common Stock       1000                1000              1000                  1000          0          0

(m)      Name of the disappearing corporation: Equitable Mortgage Loan Center
         Corp.

          Complete either (1) or (2), whichever is applicable:
                  (1) [ ] Shareholder approval of the merger or stock exchange was not required (See Sections 33-11-103(h), 33-11-104(a), and 33-11-108(a)).
                  (2) [x] The Plan of Merger or Share Exchange was duly approved by shareholders of the corporation as follows:

                           Number of        Number of         Number of Votes           Number of Undisputed*
         Voting            Outstanding      Votes Entitled    Represented at            Shares Voted
         Group             Shares           to be Cast        the Meeting               For        Against    Abstain
         ------            --------         --------------    ---------------           -----------------------------
         Common Stock        1000               1000              1000                  1000         0           0

(n)      Name of the disappearing corporation: Equitable Mortgage Management
         Corp.

          Complete either (1) or (2), whichever is applicable:
                  (1) [ ] Shareholder approval of the merger or stock exchange was not required (See Sections 33-11-103(h), 33-11-104(a), and 33-11-108(a)).
                  (2) [x] The Plan of Merger or Share Exchange was duly approved by shareholders of the corporation as follows:

                           Number of        Number of         Number of Votes           Number of Undisputed*
         Voting            Outstanding      Votes Entitled    Represented at            Shares Voted
         Group             Shares           to be Cast        the Meeting               For        Against    Abstain
         ------            --------         --------------    ---------------           -----------------------------
         Common Stock       1000                1000              1000                  1000         0           0

(o) Name of the disappearing corporation: HomeSense Financial Corp. of Alabama.

          Complete either (1) or (2), whichever is applicable:
                  (1) [ ] Shareholder approval of the merger or stock exchange was not required (See Sections 33-11-103(h), 33-11-104(a), and 33-11-108(a)).
                  (2) [x] The Plan of Merger or Share Exchange was duly approved by shareholders of the corporation as follows:

                           Number of        Number of         Number of Votes           Number of Undisputed*
         Voting            Outstanding      Votes Entitled    Represented at            Shares Voted
         Group             Shares           to be Cast        the Meeting               For        Against    Abstain
         ------            --------         --------------    ---------------           -----------------------------
         Common Stock       1000                1000              1000                  1000         0           0

(p) Name of the disappearing corporation: HomeSense Financial Corp. of Baton Rouge.

          Complete either (1) or (2), whichever is applicable:
                  (1) [ ] Shareholder approval of the merger or stock exchange was not required (See Sections 33-11-103(h), 33-11-104(a), and 33-11-108(a)).
                  (2) [x] The Plan of Merger or Share Exchange was duly approved by shareholders of the corporation as follows:

                           Number of        Number of         Number of Votes           Number of Undisputed*
         Voting            Outstanding      Votes Entitled    Represented at            Shares Voted
         Group             Shares           to be Cast        the Meeting               For        Against    Abstain
         ------            --------         --------------    ---------------           -----------------------------
         Common Stock       1000                1000              1000                  1000          0          0

(q) Name of the disappearing corporation: HomeSense Financial Corp. of Jackson.

          Complete either (1) or (2), whichever is applicable:
                  (1) [ ] Shareholder approval of the merger or stock exchange was not required (See Sections 33-11-103(h), 33-11-104(a), and 33-11-108(a)).
                  (2) [x] The Plan of Merger or Share Exchange was duly approved by shareholders of the corporation as follows:

                           Number of        Number of         Number of Votes           Number of Undisputed*
         Voting            Outstanding      Votes Entitled    Represented at            Shares Voted
         Group             Shares           to be Cast        the Meeting               For        Against    Abstain
         ------            --------         --------------    ---------------           -----------------------------
         Common Stock       1000                1000              1000                  1000         0           0

(r) Name of the disappearing corporation: HomeSense Financial Corp. of Little Rock.

          Complete either (1) or (2), whichever is applicable:
                  (1) [ ] Shareholder approval of the merger or stock exchange was not required (See Sections 33-11-103(h), 33-11-104(a), and 33-11-108(a)).
                  (2) [x] The Plan of Merger or Share Exchange was duly approved by shareholders of the corporation as follows:

                           Number of        Number of         Number of Votes           Number of Undisputed*
         Voting            Outstanding      Votes Entitled    Represented at            Shares Voted
         Group             Shares           to be Cast        the Meeting               For        Against    Abstain
         ------            --------         --------------    ---------------           -----------------------------
         Common Stock       1000                1000              1000                  1000         0           0

(s) Name of the disappearing corporation: HomeSense Financial Corp. of Memphis.

          Complete either (1) or (2), whichever is applicable:
                  (1) [ ] Shareholder approval of the merger or stock exchange was not required (See Sections 33-11-103(h), 33-11-104(a), and 33-11-108(a)).
                  (2) [x] The Plan of Merger or Share Exchange was duly approved by shareholders of the corporation as follows:

                           Number of        Number of         Number of Votes           Number of Undisputed*
         Voting            Outstanding      Votes Entitled    Represented at            Shares Voted
         Group             Shares           to be Cast        the Meeting               For        Against    Abstain
         ------            --------         --------------    ---------------           -----------------------------
         Common Stock       1000                1000              1000                  1000         0           0

(t) Name of the disappearing corporation: HomeSense Financial Corp. of Orlando.

          Complete either (1) or (2), whichever is applicable:
                  (1) [  ]  Shareholder approval of the merger or stock exchange was not required (See Sections 33-11-103(h), 33-11-104(a), and 33-11-108(a)).
                  (2) [x] The Plan of Merger or Share Exchange was duly approved by shareholders of the corporation as follows:

                           Number of        Number of         Number of Votes           Number of Undisputed*
         Voting            Outstanding      Votes Entitled    Represented at            Shares Voted
         Group             Shares           to be Cast        the Meeting               For        Against    Abstain
         ------            --------         --------------    ---------------           -----------------------------
         Common Stock       1000                1000              1000                  1000          0           0

(u) Name of the disappearing corporation: HomeSense Financial Corp. of Savannah.

          Complete either (1) or (2), whichever is applicable:
                  (1) [  ]  Shareholder approval of the merger or stock exchange was not required (See Sections 33-11-103(h),
                            33-11-104(a), and 33-11-108(a)).
                  (2) [x]   The Plan of Merger or Share Exchange was duly
                             approved by shareholders of the
                                    corporation as follows:

                           Number of        Number of         Number of Votes           Number of Undisputed*
         Voting            Outstanding      Votes Entitled    Represented at            Shares Voted
         Group             Shares           to be Cast        the Meeting               For        Against    Abstain
         ------            --------         --------------    ---------------           -----------------------------
         Common Stock       1000                1000              1000                  1000          0           0

(v)        Name of the disappearing corporation: Mortgage Avenue, Corp.

          Complete either (1) or (2), whichever is applicable:
                  (1) [  ]          Shareholder approval of the merger or stock exchange was not required
                                    (See Sections 33-11-103(h), 33-11-104(a), and 33-11-108(a)).
                  (2) [x]           The Plan of Merger or Share Exchange was duly approved by shareholders of the corporation as follows:
                           Number of        Number of         Number of Votes           Number of Undisputed*
         Voting            Outstanding      Votes Entitled    Represented at            Shares Voted
         Group             Shares           to be Cast        the Meeting               For        Against    Abstain
         ------            --------         --------------    ---------------           -----------------------------
         Common Stock         1                   1                  1                   1             0          0


4. Unless a delayed date is specified, the effective date of this document shall be the date it is accepted for filing by the Secretary of State (See Section 33-1-230(b)).


Date:    May ___, 2000        HomeGold, Inc.
                              ------------------------------------------------
                              (Name of the Surviving or Acquiring Corporation)

                              By:
                                  --------------------------------------------
                                       John M. Sterling, Jr., Chairman

                                 PLAN OF MERGER

         This PLAN OF MERGER (the "Plan of Merger") is entered into by and among HomeGold, Inc., a South Carolina corporation ("HGI"), HomeSense Financial Corp., a South Carolina corporation, and each of the affiliated corporations of HomeSense set forth on the attached SCHEDULE 3.5 to the Reorganization Agreement (as defined below) (collectively, where the context permits, "HomeSense").

         WHEREAS, on February 29, 2000, HomeGold Financial, Inc., a South Carolina corporation ("HFI") and HomeSense entered into that certain Reorganization Agreement, which was amended by Amendment #1 to Reorganization Agreement dated March 10, 2000, Amendment #2 to Reorganization Agreement dated May 1, 2000 and Amendment #3 to Reorganization Agreement adding HGI as a party and dated May ___, 2000 (collectively, the "Reorganization Agreement") providing for the acquisition of HomeSense and its affiliated corporations by HGI through the merger of HomeSense and each of its affiliated corporations with and into HGI (the "Merger");

         NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties and agreements herein contained, HGI and HomeSense hereby agree as follows:


                             SECTION I. DEFINITIONS

         1.1 ARTICLES OF MERGER. The Articles of Merger to be executed by HGI in a form appropriate for filing with the Secretary of State of South Carolina, and including this Plan of Merger.

         1.2  HFI COMMON STOCK.  The Common Stock of HFI.

         1.3 HFI PREFERRED STOCK. The Series A Non-convertible Preferred Stock of HFI.

         1.4 HOMESENSE STOCK. The capital stock of all of the members of the HomeSense Group.

         1.5 THE HOMESENSE GROUP. The HomeSense Group includes HomeSense Financial Corp., a South Carolina corporation with headquarters in Columbia, South Carolina, and each of the affiliated corporations set forth on SCHEDULE
3.5 to the Reorganization Agreement, a copy of which is attached hereto.

         1.6 EFFECTIVE TIME. The date and time which the Merger becomes effective, which shall be the time and date at which the Articles of Merger are filed with the South Carolina Secretary of State.

         1.7 SURVIVING CORPORATION. The surviving corporation after consummation of the Merger, which shall be HGI.


                           SECTION II. PLAN OF MERGER

         2.1 GENERAL PROVISIONS; SURVIVING CORPORATION. Subject to the terms and conditions of the

Reorganization Agreement, at the Effective Time, each member of the HomeSense Group shall be merged with and into HGI, which shall be the Surviving Corporation. At the Effective Time, the separate corporate existence of each member of the HomeSense Group shall cease.

         2.2 CONSIDERATION FOR THE MERGER. In the Merger, the HomeSense shareholders will receive, in exchange for all outstanding shares of HomeSense Stock, the following:

                  (a) Six Million Seven Hundred Eighty Thousand Nine Hundred Forty Four (6,780,944) Shares of HFI Common Stock; and

                  (b)   Ten Million (10,000,000) shares of HFI Preferred Stock.

         2.3 TAX TREATMENT. HGI and HomeSense intend that the Merger shall qualify as a tax-free reorganization under Section 368(a) of the U.S. Internal Revenue Code of 1986, as amended.

         2.4 ARTICLES OF INCORPORATION. The Articles of Incorporation of HGI, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation after the Effective Time, until thereafter changed or amended as provided therein or by applicable law.

         2.5 BYLAWS. The Bylaws of HGI as in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation, until thereafter changed or amended as provided therein or by applicable law.

         2.6 BOARD OF DIRECTORS. The Board of Directors of HGI as constituted immediately prior to the Effective Time shall be the Board of Directors of the Surviving Corporation, until thereafter changed as permitted by its Articles of Incorporation, Bylaws and applicable law.


                 SECTION III. ALLOCATION OF MERGER CONSIDERATION

         3.1 SPECIAL DEFINITIONS. The following terms shall have the indicated definitions.

         "Wholly-owned Companies" shall mean each of HomeSense and its affiliated companies that are parties hereto, except EMMCO and Doc-Write, Inc.

         "EMMCO" shall mean EMMCO The Mortgage Service Station, Inc.

         "Closing Price" shall mean the last sale price of the HFI Common Stock as reported on Nasdaq prior to the date of the Effective Time.

         3.2 ALLOCATION OF MERGER CONSIDERATION. The Merger Consideration set forth in Section 2.3 of the Agreement shall be allocated among the shareholders of HomeSense and each of the affiliated corporations as set forth below.

COMPANY                    CONSIDERATION
-------                    -------------

EMMCO All outstanding shares of EMMCO common stock shall, in the aggregate, be converted into the right to receive a number of shares of HFI Common Stock equal to $1,722,222 divided by the Closing Price.

Doc-Write, Inc.            Each shareholder of Doc-Write, Inc. shall receive one
                           share of HFI Common Stock.

Wholly-owned Companies     Shareholders of the Wholly-owned Companies shall
                           receive all 10,000,000 shares of HFI Preferred Stock.
                           Such shares shall be allocated among the Wholly-owned
                           Companies in as nearly equal amounts as possible.

                           Shareholders of the Wholly-owned Companies shall receive an aggregate amount of shares of HFI Common Stock equal to 6,780,944 minus the number of shares of HFI Common Stock issuable to EMMCO and Doc-Write, Inc. as referenced immediately above. Such shares shall be allocated among the Wholly-owned Companies in as nearly equal amounts as possible.

                                  SCHEDULE 3.5
                         TO THE REORGANIZATION AGREEMENT
                      HOMESENSE SUBSIDIARIES AND AFFILIATES

HomeSense Financial Corp.
EMMCO The Mortgage Service Station Inc.
Doc-Write, Inc.
Columbia Media Corp.
EMC Holding Corp.
EMC Training Corp.
EMC Underwriting Corp.
EMMCO The Mortgage Service Station of Alabama Inc.
EMMCO The Mortgage Service Station of Texas Inc.
Equitable Mortgage Corp. of Charleston
Equitable Mortgage Corp. of Charlotte
Equitable Mortgage Loan Center Corp.
Equitable Mortgage Management Corp.
HomeSense Financial Corp. of Alabama
HomeSense Financial Corp. of Baton Rouge
HomeSense Financial Corp. of Jackson
HomeSense Financial Corp. of Little Rock
HomeSense Financial Corp. of Memphis
HomeSense Financial Corp. of Orlando
HomeSense Financial Corp. of Savannah
Mortgage Avenue, Corp.